AJ. ROBBINS, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                             216 SIXTEENTH STREET
                                  SUITE 600
                            DENVER, COLORADO 80202


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form SB-2 of Universal Detection Technology of our report dated February 25, 2005 relating to the financial statements of Universal Detection Technology and to the reference made to our firm under the caption "Experts" included in or made part of this Registration Statement on Form SB-2.


                                       AJ. ROBBINS, P.C.
                                       CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
February 14, 2005